     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1996


                                                       REGISTRATION NO. 333-2920
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    AMERICA FIRST APARTMENT INVESTORS, L.P.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        6513                 47-0797793
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
             of               Classification Code Number)    Identification
      incorporation or                                            No.)
       organization)

                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630
              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 MICHAEL YANNEY
                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                              Steven P. Amen, Esq.
                                   Kutak Rock
                               1650 Farnam Street
                             Omaha, Nebraska 68102
                                 (402) 346-6000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND
         AFTER CONDITIONS IN THE MERGER AGREEMENT HAVE BEEN SATISFIED.

    If any of the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

    (a) Exhibits


EXHIBIT NO.                                              DESCRIPTION
- -----------  ----------------------------------------------------------------------------------------------------
       4.1   Form of Beneficial Unit Certificate*
       4.2   Form of Registrant's Agreement of Limited Partnership (included as Appendix A to Consent
              Solicitation Statement/Prospectus contained in Part I hereof)*
       4.3   Agreement of Merger, dated March 28, 1996, between the Registrant and America First Tax Exempt
              Mortgage Fund 2 Limited Partnership (included as Appendix B to Consent Solicitation
              Statement/Prospectus contained in Part I hereof)*
       5.1   Opinion of Kutak Rock as to the legality of securities*
       8.1   Opinion of Kutak Rock as to certain tax matters*
      23.1   Consent of Coopers & Lybrand L.L.P.*
      23.2   Consent of Kutak Rock (included in Exhibits 5.1 and 8.1)*
      23.3   Consent of Mueller, Prost, Purt & Willbrand, P.C.
      24.1   Powers of Attorney*


- ------------------------
 * Previously filed

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 10th day of June, 1996.


                                          AMERICA FIRST APARTMENT
                                          INVESTORS, L.P.

                                          By America First Capital Associates
                                             Limited
                                             Partnership Four, Its General
                                             Partner

                                          By America First Companies L.L.C.,
                                             Its General Partner

                                          By          /s/ MICHAEL YANNEY

                                             -----------------------------------
                                                       Michael Yanney,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities indicated on dates indicated opposite their names.


               SIGNATURE                          TITLE                DATE
- ----------------------------------------  ----------------------  --------------

                                          Chairman of the Board,
           /s/ MICHAEL YANNEY              President and Chief
- ----------------------------------------   Executive              June 10, 1996
             Michael Yanney                Officer

          /s/ MICHAEL THESING*
- ----------------------------------------  Secretary and Chief     June 10, 1996
            Michael Thesing                Financial Officer

         /s/ WILLIAM S. CARTER*
- ----------------------------------------  Manager                 June 10, 1996
           William S. Carter

           /s/ GEORGE KUBAT*
- ----------------------------------------  Manager                 June 10, 1996
              George Kubat

         /s/ MARTIN MASSENGALE*
- ----------------------------------------  Manager                 June 10, 1996
           Martin Massengale

             /s/ ALAN BAER*
- ----------------------------------------  Manager                 June 10, 1996
               Alan Baer

        /s/ GAIL WALLING YANNEY*
- ----------------------------------------  Manager                 June 10, 1996
          Gail Walling Yanney

     *By            MICHAEL YANNEY
  --------------------------------------
            ATTORNEY-IN-FACT

           /s/ MICHAEL YANNEY
- ----------------------------------------
             Michael Yanney



                                      II-2